UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

Invitation Homes Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street, Suite 2000, Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(972) 421-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed by Invitation Homes Inc., a Maryland real estate investment trust (the “Company”), to amend its Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission on November 20, 2017 in connection with the consummation on November 16, 2017 of the transactions contemplated by that certain Agreement and Plan of Merger, dated August 9, 2017, by and among the Company, Invitation Homes Operating Partnership LP, a Delaware limited partnership and a subsidiary of the Company, IH Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Starwood Waypoint Homes, a Maryland real estate investment trust (“SFR”), and Starwood Waypoint Homes Partnership, L.P., a Delaware limited partnership and a subsidiary of SFR.

The Company is filing this Amendment solely to provide the unaudited pro forma financial information referred to in Item 9.01(b) below. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Prior 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) were filed with the Prior 8-K.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements of the Company required by this Item 9.01(b) are filed herewith and attached hereto as Exhibit 99.1 and are incorporated by reference.

(d) Exhibits

99.1	The unaudited pro forma combined financial statements of Invitation Homes Inc. as of and for the nine-month period ended September 30, 2017 and as of and for the year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

Date: December 21, 2017	By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer